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                                                                    EXHIBIT 5.1


                                  ALSTON&BIRD

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777




                                June 25, 1996


AccuStaff Incorporated
6440 Atlantic Boulevard
Jacksonville, Florida  32211

         Re:     Form S-8 Registration Statement
                 AccuStaff Incorporated

Ladies and Gentlemen:

We have acted as counsel to AccuStaff Incorporated (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering up to 4,500,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), that may be issued pursuant to AccuStaff Incorporated 1995 Stock Option Plan and Non-Employee Director Plan (collectively, the "Plans"). This opinion is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based upon the foregoing, it is our opinion that the up to 4,500,000 Shares covered by the Registration Statement, which may be issued pursuant to the Plans, will, when issued, be legally issued, fully paid and nonassessable.





                         601 Pennsylvania Avenue, N.W.
                           North Building, Suite 250
                          Washington, D.C. 20004-2601
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AccuStaff Incorporated
June 25, 1996
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                        Sincerely,

                                        ALSTON & BIRD



                                        By:  /s/ Jeffrey A. Allred
                                             ---------------------
                                             Jeffrey A. Allred